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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) November 22,1995


                             EQK REALTY INVESTORS I
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
Massachusetts                                    1-8815                                       23-2320360
----------------------------      ---------------------------------------    -------------------------------------------
(State or other juris-                    (Commission File Number)                (IRS Employer Identification No.)
diction of incorporation)
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5775 Peachtree Dunwoody Road, Suite 200D, Atlanta, GA                 30342
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code    (404) 303-6100
                                                    -----------------


                                      N/A
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        (Former name or former address, if changed since last report.)
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Item 5.          Other Events

                 EQK Realty Investors I (the "Company") announced on November 28, 1995 that it has executed an agreement of sale for Castleton Park, its 1.1 million square foot office complex located in Indianapolis, Indiana. This agreement follows the Company's September 11, 1995 announcement of the signing of a letter of intent to sell Castleton and the substantial completion of due diligence by the purchaser, which is an affiliate of a major national real estate advisory firm.

                 Under the terms of the sale agreement, the purchaser will pay $40,175,000, subject to final due diligence adjustments, customary prorations, closing costs and other transaction expenses.

                 A copy of the agreement of sale and of the press release announcing its execution are attached hereto as Exhibits 99 (a) and (b), respectively.

Item 7.          Financial Statements, Pro Forma Financial Information and
                 Exhibits


                 (c)      Exhibits:

                 99 (a) Purchase Agreement for Real Property and Escrow Instructions.

                 99 (b) Press release of EQK Realty Investors I dated November 28, 1995.
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     EQK REALTY INVESTORS I



DATE:  DECEMBER 1, 1995               BY: /S/WILLIAM G. BROWN, JR.
                                          --------------------------------------
                                          NAME:  WILLIAM G. BROWN, JR.
                                          TITLE: VICE PRESIDENT AND CONTROLLER
                                                 (PRINCIPAL ACCOUNTING OFFICER)
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                                 EXHIBIT INDEX


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
Exhibit
Number


99(a)                     Purchase Agreement for Real Property
                          and Escrow Instructions.

99(b)                     Press release of EQK Realty Investors I dated
                          November 28, 1995.

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